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                                                                Exhibit 4(o)(ii)

                                WARRANT AGREEMENT

                                     between

                        NEW YORK COMMUNITY BANCORP, INC.

                                       and

                            WILMINGTON TRUST COMPANY,

                                as Warrant Agent

                              Dated as of (.), (.)

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                                TABLE OF CONTENTS

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Article I         DEFINITIONS...................................................................1

         Section 1.1     Defined Terms..........................................................1

         Section 1.2     Interpretive Provisions................................................8

Article II        ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF WARRANT CERTIFICATES.......8

         Section 2.1     Issuance of Warrants...................................................8

         Section 2.2     Form, Denomination and Execution of Warrant Certificates...............8

         Section 2.3     Issuance and Delivery of Warrant Certificates..........................9

         Section 2.4     Lost, Stolen, Destroyed or Mutilated Warrant Certificates.............10

         Section 2.5     Payment of Certain Taxes..............................................10

         Section 2.6     Holders of Warrants; Rights of Holders................................10

         Section 2.7     Compliance Certification and Opinions.................................11

Article III       DURATION AND EXERCISE OF WARRANTS............................................12

         Section 3.1     Duration of Warrants..................................................12

         Section 3.2     Exercise of Warrants..................................................12

         Section 3.3     Redemption of Warrants................................................13

         Section 3.4     Redemption Procedures.................................................14

Article IV        ANTI-DILUTION PROVISIONS.....................................................15

         Section 4.1     Warrant Adjustments...................................................15

         Section 4.2     Merger, Consolidation, Sale, Transfer or Conveyance...................21

         Section 4.3     Other Events..........................................................22

         Section 4.4     Notice of Adjustment..................................................23

         Section 4.5     Notice of Certain Transactions........................................23

         Section 4.6     Adjustment to Warrant Certificate.....................................24

Article V         EXCHANGE AND TRANSFER OF WARRANTS............................................24

         Section 5.1     Warrant Register; Exchange and Transfer of Warrants...................24

         Section 5.2     Treatment of Holders of Warrant Certificates..........................26

         Section 5.3     Cancellation of Warrant Certificates..................................26

Article VI        CONCERNING THE WARRANT AGENT.................................................26

         Section 6.1     Warrant Agent.........................................................26

         Section 6.2     Conditions of Warrant Agent's Obligations.............................26

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                                TABLE OF CONTENTS

                                   (continued)

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         Section 6.3     Resignation and Removal; Appointment of Successor.....................28

         Section 6.4     Compliance With Applicable Laws.......................................29

         Section 6.5     Office................................................................29

Article VII       COVENANTS....................................................................29

         Section 7.1     Financial Statements and Reports of the Company.......................29

         Section 7.2     Notices and Demands to the Company and Warrant Agent..................30

         Section 7.3     Governmental Approvals................................................30

         Section 7.4     Satisfaction of Exercise Conditions...................................30

         Section 7.5     Reservation of Shares.................................................30

Article VIII      MISCELLANEOUS................................................................30

         Section 8.1     Supplements and Amendments............................................30

         Section 8.2     Addresses for Notices.................................................31

         Section 8.3     Governing Law.........................................................31

         Section 8.4     Persons Having Rights Under Warrant Agreement.........................32

         Section 8.5     Headings..............................................................32

         Section 8.6     Counterparts..........................................................32

         Section 8.7     Inspection of Agreement...............................................32
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                                       ii

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          THIS WARRANT AGREEMENT, dated as of (.), (.), between New York
Community Bancorp, Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as warrant agent the ("Warrant Agent").

          WHEREAS, the Company proposes to issue warrants (the "Warrants") representing the right to purchase, under certain circumstances described herein, Common Stock (as defined herein); and

          WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act; and

          WHEREAS, the Company has duly authorized the execution and delivery of this Warrant Agreement to provide for the issuance of Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be hereinafter provided; and

          WHEREAS, the Company and the Trust are entering into a unit agreement (the "Unit Agreement") with, among others, Wilmington Trust Company, as unit agent (the "Unit Agent"), whereby the Units, which will each consist of a Preferred Security and a Warrant, will be issued;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Defined Terms. Whenever used in this Warrant Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Unit Agreement or the Declaration, as the case may be.

          "Accreted Value" has the meaning set forth in the Declaration.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for the beneficial interests in the Global Warrants, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Warrant Agent.

          "Book-Entry Warrant" means a Global Warrant.

          "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in (i) the Borough of Manhattan in The City of New York, or (ii) Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

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          "Calculation Agent" has the meaning set forth in Section 6.2(l).

          "Cash Payment" means, with respect to any Warrant, the payment in full by the Holder thereof of the Exercise Price of such Warrant in lawful money of the United States of America, in cash or by certified or official bank check to the Warrant Agent, or by wire transfer to the account indicated to such Holder by the Warrant Agent, as designated by the Company by written notice to the Warrant Agent.

          "Cede" means Cede & Co., the nominee of DTC.

          "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Warrants and in whose name, or in the name of a nominee of that organization, shall be registered a Global Warrant and which shall undertake to effect book-entry transfers and pledges of the Warrants.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Common Stock" means the common stock of the Company.

          "Company" means New York Community Bancorp, Inc., a Delaware corporation, and any successor thereto.

          "Conditions to a Remarketing" means the conditions to a Remarketing specified in the Declaration. A Failed Remarketing shall not be considered an inability to satisfy the Conditions to a Remarketing.

          "Conversion Price" means the Exercise Price divided by the Conversion Ratio.

          "Conversion Ratio" means the Exercise Amount.

          "Date of Determination" means, with respect to the Exercise Price of a Warrant (i) in connection with a Redemption of such Warrant or an exercise of such Warrant in lieu of Redemption pursuant to Section 3.3, the end of the Business Day preceding the Remarketing Date, and (ii) otherwise, the date of exercise or, in the case of a determination of the Warrant Value pursuant to
Section 4.2(b), the date of redemption of such Warrant.

          "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of (.), (.), among the Company, as sponsor and the trustees named therein as the same may be amended from time to time in accordance with its terms.

          "Definitive Warrant" means a Warrant Certificate in definitive, registered form.

          "Depositary" means DTC until another Depositary becomes its successor.

          "DTC" means The Depository Trust Company, the initial Depositary, and any successor thereto.

          "Ex Date" means:

          (i) with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

          (ii) with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

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          (iii) with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after the Tender Expiration Time of such offer.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation, and the rules and regulations promulgated thereunder.

          "Exercise Amount" means (.); provided, however, that such amount is subject to adjustment as provided in Article IV.

          "Exercise Conditions" means, with respect to any Warrant on any date on which such Warrant is to be exercised by the Holder thereof,

          (i) a registration statement covering the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or such issuance and sale shall be exempt from the registration requirements of the Securities Act;

          (ii) the shares of Common Stock shall be registered, qualified or deemed to be exempt under the securities laws of the state of residence of such holder of Warrants; and

          (iii) a then current prospectus relating to the Common Stock shall be available for delivery to exercising holders of the Warrants.

          "Exercise Price" means, with respect to any Warrant, $(.), subject to adjustment as provided in Article IV.

          "Expiration Date" means, with respect to any Warrant, the earlier of 5:00 p.m., New York time, on (i) (.), (.), subject to extension pursuant to the provisions of Section 3.1, and (ii) the Redemption Date.

          "Failed Remarketing" means the inability of the Remarketing Agent by 4:00 p.m., New York time, on the Remarketing Date, to remarket, pursuant to the Remarketing Agreement, all of the Preferred Securities deemed tendered for purchase.

          "Fair Market Value" means the amount that a willing buyer would pay a willing seller in an arm's length transaction.

          "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System or its staff as the context requires.

          "Global Warrants" means a Certificate that evidences all or part of the Warrants and is registered in the name of a Clearing Agency or a nominee thereof.

          "Holder" means, with respect to a Warrant Certificate at any date, (i) if such Warrant Certificate is not held pursuant to the Unit Agreement, the person or persons in whose name such Warrant Certificate shall then be registered as set forth in the Warrant Register maintained by the Warrant Agent pursuant to Section 5.1(a) for such purpose or (ii) if such Warrant is held pursuant to the Unit Agreement, the person or persons in whose name the related Unit is registered as set forth in the Unit Register.

          "Investment Company Event" has the meaning set forth in the Declaration.

                                       3

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          "Legal Cause Remarketing Event" means a Remarketing Event that occurs because the Company elects to redeem the Warrants in accordance with the requirements of this Agreement upon the occurrence of:

          (i) either (a) a Tax Event or an Investment Company Event; provided that the Administrative Trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion to the Trust; or (b) a Regulatory Capital Event; and

          (ii) the Company causes written notice of the Remarketing to be given to the Holders of the Preferred Securities, the holders of the Units and the holders of the Warrants.

          "Market Capitalization" means, with respect to the Company as of any date, the product of (i) the Market Price of shares of Common Stock as of such date and (ii) the number of shares of Common Stock outstanding, excluding treasury shares, as of such date.

          "Market Price" means the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

          (i) the Ex Date for any event other than the issuance or distribution requiring such computation that requires an adjustment to the Exercise Amount pursuant to Section 4.1(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the Ex Date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Exercise Amount is so required to be adjusted as a result of such other event;

          (ii) the Ex Date for any event other than the issuance or distribution requiring such computation that requires an adjustment to the Exercise Amount pursuant to Section 4.1(a), (b), (c), (d), (e) or (f) occurs on or after the Ex Date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Exercise Amount is so required to be adjusted as a result of such other event; and

          (iii) the Ex Date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) above, the Trading Price for each Trading Day on or after such Ex Date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.1(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such Ex Date.

For purposes of any computation under Section 4.1(f), the Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the Ex Date for any event other than the tender offer requiring such computation that requires an adjustment to the Exercise Amount pursuant to Section 4.1(a), (b), (c), (d), (e) or (f) occurs on or after the Tender Expiration Time for the tender or exchange offer requiring such computation and prior to the day in

                                       4

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question, the Trading Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Exercise Amount is so required to be adjusted as a result of such other event.

          "Maturity Remarketing Date" means the date that is two Business Days before the Expiration Date.

          "Non-Electing Share" has the meaning set forth in Section 4.2(a).

          "No Recognition Opinion" has the meaning set forth in the Declaration.

          "Officers' Certificate" means, with respect to the Trust, a certificate signed by any Administrative Trustee and, with respect to the Company, a certificate signed by any two of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Warrant Agent.

          "Opinion of Counsel" means a written opinion of counsel, rendered by an independent law firm which shall be reasonably acceptable to the Warrant Agent. An opinion of counsel may rely on certificates as to matters of fact.

          "Optional Redemption Remarketing Event" means a Remarketing Event that occurs because the Company elects to redeem the Warrants in accordance with the requirements of this Agreement and the following two requirements are satisfied;

          (i) on any date on or after (.), (.) but prior to (.), (.), the Trading Price of a share of the Common Stock exceeds and has exceeded for at least 20 Trading Days within the immediately preceding 30 consecutive Trading Days and on the day on which the Company elects to redeem the warrants, (.)% of the Conversion Price; and

          (ii) within ten Business Days of such date, the Company causes written notice of its election to redeem the Warrants to be given to the Holders of the Preferred Securities, the holders of the Units and the holders of the Warrants.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Securities" has the meaning set forth in the Declaration.

          "Purchased Shares" has the meaning set forth in Section 4.1(f).

          "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock or other applicable security is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property whether such date is fixed by the Board of Directors or by statute, contract or otherwise.

          "Redemption" means a redemption of the Warrants pursuant to Sections
3.3 and 3.4.

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          "Redemption Conditions" means, with respect to any proposed
Redemption, that (i) as of the date on which the Company elects to redeem the Warrants and on the Redemption Date, the Exercise Conditions shall be satisfied; provided, however, that clause (iii) of the definition of "Exercise Conditions" need only be satisfied on the Redemption Date, (ii) on the Redemption Date, the Company shall have complied with all other applicable laws and regulations, if any including, without limitation, the Securities Act, necessary to permit the redemption of the Warrants, and (iii) an Optional Redemption Remarketing Event or a Legal Cause Remarketing Event shall have occurred and the Company shall have satisfied the applicable conditions to a Remarketing set forth in both the Declaration and the Remarketing Agreement.

          "Redemption Date" means a date selected by the Company not less than five nor more than 20 Business Days after written notice of such redemption is given to the Holders to redeem the Warrants.

          "Reference Period" has the meaning set forth in Section 4.1(d).

          "Regulatory Capital Event" has the meaning set forth in the Declaration.

          "Remarketing Agent" means the remarketing agent (or any successor remarketing agent) selected by the Company, which will initially be (.).

          "Remarketing Agreement" means a remarketing agreement to be entered into among the Company, the Trust and the Remarketing Agent with customary and typical terms and conditions at the time of execution thereof.

          "Remarketing Date" means:

          (i) with respect to an Optional Redemption Remarketing Event or a Legal Cause Remarketing Event, two Business Days prior to the Redemption Date; and

          (ii) with respect to the expiration of the Warrants, the Maturity Remarketing Date.

          "Remarketing Payment" means, with respect to any Warrant that is held pursuant to the Unit Agreement, the application of the proceeds of the Remarketing of the related Preferred Security in an amount equal to the Exercise Price of such Warrant in accordance with the Remarketing Agreement and the Unit Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation, and the rules and regulations promulgated thereunder.

          "Successful Remarketing" means, with respect to any Redemption Date, the contemporaneous settlement scheduled to occur on such Redemption Date of the Remarketing that commenced on the corresponding Remarketing Date.

          "Tax Event" has the meaning set forth in the Declaration.

          "Tender Expiration Time" has the meaning set forth in Section 4.1(f).

          "Trading Day" means any day on which shares of Common Stock or other capital stock of the Company then issuable upon exercise of the warrants:

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          (i) are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

          (ii) have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of Common Stock.

          "Trading Price" of a security on any date of determination means:

          (i) the closing sale price or, if no closing sale price is reported, the last reported sale price of such security regular way on the New York Stock Exchange on that date;

          (ii) if such security is not so listed on the New York Stock Exchange, the closing sale price as reported on that date in the composite transactions for the principal U.S. securities exchange on which such security is listed;

          (iii) if such security is not listed on the New York Stock Exchange or any other U.S. national or regional securities exchange on that date, the closing sale price as reported on that date by the Nasdaq National Market;

          (iv) if such security is not so listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market on that date, the last price quoted by Interactive Data Corporation for that security on the date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

          (v) if such security is not so quoted, the average mid-point of the last bid and ask prices for such security on that date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

          (vi) if such security is not so quoted, the average of the last bid and ask prices for such security on that date from a dealer engaged in the trading of such securities selected by the Company for this purpose.

          "Trigger Event" has the meaning set forth in Section 4.1(d).

          "Trust" means New York Community Capital Trust (.), a Delaware statutory trust, and any successor thereto.

          "Unit" means the collective rights and obligations of a holder of a unit certificate issued under the Unit Agreement in respect of a Preferred Security (and the related Debenture) and a Warrant.

          "Unit Agent" has the meaning set forth in the Recitals hereto.

          "Unit Agreement" has the meaning set forth in the Declaration.

          "Unit Register" means the Register of Unit holders to be maintained by the Unit Agent pursuant to the Unit Agreement.

          "Warrant" or "Warrants" has the meaning set forth in the Recitals hereto.

          "Warrant Agent" means the Person named as "Warrant Agent" in the first paragraph of this Agreement, solely in such Warrant Agent capacity, until a successor Warrant Agent shall have

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become such pursuant to the applicable provisions of this Warrant Agreement, and thereafter "Warrant Agent" shall mean such Person.

          "Warrant Certificate" means each registered certificate including, without limitation, the Global Warrants issued by the Company pursuant to this Warrant Agreement evidencing a Warrant, substantially in the form of Exhibit A hereto.

          "Warrant Register" has the meaning set forth in Section 5.1(a).

          "Warrant Value" means:

          (i) with respect to any Warrant redeemed by the Company pursuant to
Section 3.3(a) and Section 4.2(b) hereof, $(.) less the Accreted Value of the Preferred Securities as of the end of the Business Day preceding the corresponding Remarketing Date as applicable;

          (ii) with respect to any Warrant exercised by the Holder in lieu of a redemption pursuant to Section 3.3(b) hereof, the Exercise Price.

          Section 1.2 Interpretive Provisions. With respect to all terms in this Warrant Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to "persons" include their permitted successors and assigns; and the term "including" means "including without limitation." All references herein to Articles, Sections, Subsections and Exhibits are references to Articles, Sections, Subsections and Exhibits contained in or attached to this Warrant Agreement unless otherwise specified, and each such Exhibit is part of the terms hereof.

                                   ARTICLE II

                 ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                             OF WARRANT CERTIFICATES

          Section 2.1 Issuance of Warrants. The Company hereby issues the Warrants described herein, each of which evidences the right of the Holder thereof, under the terms and conditions provided for herein and in the related Warrant Certificate, to purchase the Exercise Amount (subject to adjustment as provided in Article IV) of fully paid and non-assessable shares of Common Stock at the Exercise Price. Each Warrant shall be, after issuance thereof, separately transferable from the Preferred Security which, together with such Warrant, comprises the related Unit.

          Section 2.2 Form, Denomination and Execution of Warrant Certificates.

          (a) Upon the execution and delivery of this Agreement, the Warrants will be issued as a component of a Unit, in definitive, fully registered form (the "Global Unit Certificate"), substantially in the form set forth in Exhibit A of the Unit Agreement.

          Each Warrant Certificate shall evidence one or more Warrants. Upon the execution and delivery of this Agreement, the Global Warrant shall represent no outstanding Warrants, as specified in the "Schedule of Increases or Decreases in Global Certificate" attached thereto or otherwise in accordance with the Applicable Procedures, and the Global Unit Certificate shall

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represent (.) outstanding Warrants, as specified in the "Schedule of Increases or Decreases in Global Certificate" attached thereto or otherwise in accordance with the Applicable Procedures. Thereafter, each of the Global Warrant and the Global Unit Certificate shall represent such outstanding Warrants as shall be specified in the "Schedule of Increases or Decreases in Global Certificate" attached to each such certificate or otherwise in accordance with the Applicable Procedures.

          (b) The Warrant Certificates shall be signed in the name and on behalf of the Company by at least one of the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Warrant Certificates.

          (c) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be deemed issued or exercisable, until such Warrant Certificate has been authenticated by the manual or facsimile signature of the Warrant Agent. Such authentication by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so authenticated has been duly issued hereunder.

          (d) In case any officer of the Company who shall have signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Warrant Certificate so signed shall have been authenticated and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be authenticated and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Warrant Agreement such person was not such an officer.

          (e) Every Global Warrant, executed on behalf of the Company and delivered hereunder shall bear a legend in substantially the form set forth in Exhibit A.

          Section 2.3 Issuance and Delivery of Warrant Certificates.

          (a) Upon the execution and delivery of this Agreement, the Company shall deliver one or more Warrant Certificates executed by the Company to the Warrant Agent for authentication. Except as provided in the following sentence, the Warrant Agent shall, upon written request of the Company and delivery to the Warrant Agent of the Officers' Certificate and Opinion of Counsel as required under Section 2.7 of this Warrant Agreement, thereupon authenticate such Warrant Certificates and hold the same as custodian for DTC. Subsequent to the original issuance, the Warrant Agent shall authenticate new Warrant Certificates only if such Warrant Certificates are issued in exchange or substitution for one or more previously authenticated Warrant Certificates or in connection with their transfer, as hereinafter provided.

          (b) Pending the preparation of Definitive Warrants, the Company may execute, and, upon written request of the Company and delivery to the Warrant Agent of the same Officers' Certificate and Opinion of Counsel as required under
Section 1.2 of the Unit Agreement, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Warrants in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Warrant Certificates may determine, as evidenced by such officer's execution of such Warrant Certificates.

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          If temporary Warrant Certificates are issued, the Company will cause
Definitive Warrants to be prepared without unreasonable delay. After the preparation of Definitive Warrants, the temporary Warrant Certificates shall be exchangeable for Definitive Warrants upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and, upon request of the Company and delivery to the Warrant Agent of the same Officers' Certificate and Opinion of Counsel as required under Section 1.2 of the Unit Agreement, the Warrant Agent shall authenticate and deliver in exchange therefor Definitive Warrants representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Warrant Agreement as Definitive Warrants.

          Section 2.4 Lost, Stolen, Destroyed or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity other than in connection with any mutilated Warrant Certificates surrendered to the Warrant Agent for cancellation reasonably satisfactory to them, the Company shall execute, and upon request of the Company and delivery to the Warrant Agent of the same Officers' Certificate and Opinion of Counsel as required under Section 1.2 of the Unit Agreement, Warrant Agent shall authenticate and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate evidencing a like number of Warrants of the same tenor. Upon the issuance of a new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses including the fees and expenses of the Warrant Agent in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

          Section 2.5 Payment of Certain Taxes. The Company shall pay all stamp and other duties, if any, to which this Warrant Agreement or the original issuance of the Warrants or Warrant Certificates may be subject under the laws of the United States of America or any state or locality.

          Section 2.6 Holders of Warrants; Rights of Holders.

          (a) At any time that a Warrant is held pursuant to the Unit Agreement, the Company shall, or shall cause the Registrar under the Unit Agreement to, make available to the Warrant Agent at all times such information as to holders of Units as may be necessary to keep the Warrant Register up to date.

          (b) No Warrant or Warrant Certificate shall entitle the Holder thereof to any of the rights, preferences or privileges of a holder of Common Stock, including without limitation any dividend, voting, redemption, conversion, exchange or liquidation rights.

          (c) Any Holder may, without the consent of the Warrant Agent, institute or maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder right to exercise its Warrants as provided in the related Warrant Certificates and this Warrant Agreement.

          (d) At any time that a Warrant is held pursuant to the Unit Agreement, the Company shall, or shall cause the Registrar under the Unit Agreement to, make available to the Warrant Agent at all times such information as to holders of Units as may be necessary to keep the Warrant Register up to date.

          (e) No Warrant or Warrant Certificate shall entitle the Holder thereof to any of the rights, preferences or privileges of a holder of Common Stock, including without limitation, any dividend, voting, redemption, conversion, exchange or liquidation rights.

          (f) Any Holder may, without the consent of the Warrant Agent, institute or maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise its Warrants as provided in the related Warrant Certificates and this Warrant Agreement.

          Section 2.7 Compliance Certificates and Opinions.

          Except as otherwise expressly provided by this Warrant Agreement, upon any application or request by the Company or the Trust, as applicable, to the Warrant Agent to take any action in accordance with any provision of this Warrant Agreement, the Company or the Trust, as applicable, shall furnish to the Warrant Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with and, if requested by the Warrant Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Warrant Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                                  ARTICLE III

                        DURATION AND EXERCISE OF WARRANTS

          Section 3.1 Duration of Warrants.

          (a) Each Warrant shall be exercisable on any date prior to the Expiration Date by the Holder thereof at the Exercise Price; provided, however, that the Exercise Conditions are met as of such date. Each Warrant not exercised at or before 5:00 p.m., New York time, on its Expiration Date shall become void, and all rights of the Holder of such Warrant under the related Warrant Certificate and under this Agreement shall cease.

          (b) Notwithstanding Section 3.1(a), the Expiration Date will be extended if, during the 90 days immediately preceding the scheduled Expiration Date, the Company:

          (i) was required to but did not maintain an effective registration statement under the Securities Act with respect to the maximum number of shares of Common Stock underlying the Warrants;

          (ii) did not maintain the registration or qualification of the shares of Common Stock underlying the Warrants under the applicable state securities laws; or

          (iii) was required to but did not deliver a then current prospectus to exercising Holders of the Warrants.

          In any of those events, the Expiration Date will extend to the first date after (.), (.) after which the Company has for a 90-day period (1) maintained an effective registration statement under the Securities Act, (2) maintained the registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising Holders of the Warrants.

          Section 3.2 Exercise of Warrants.

          (a) Subject to Section 3.3 and Article IV, the Holder of a Warrant shall have the right, prior to the Expiration Date, at such Holder's option, to exercise such Warrant and purchase the Exercise Amount of Common Stock at the Exercise Price. A Warrant may be exercised by giving written notice to the Warrant Agent no later than 5:00 p.m. New York time on the Business Day preceding the proposed date of exercise of such Warrant and completing the form of election to purchase set forth on the reverse side of such Warrant Certificate, and delivering the same, together with the related Warrant Certificate in the case of Definitive Warrants, to the Warrant Agent no later than 5:00 p.m., New York time, on the date of such exercise, together with a Cash Payment unless, in accordance with Section 3.3(c), a Remarketing Payment is to be made. In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

          (b) On the date of exercise of a Warrant, the Company shall issue, and the Warrant Agent shall deliver, to or upon the written order of the Holder of such Warrant, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which such Warrant Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued. Notwithstanding anything to the contrary in this paragraph (b), (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant,
(ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Common Stock issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder's Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price multiplied by the related fraction of Common Stock for such fractional shares, computed to the nearest whole cent.

          (c) If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, the Company shall execute, and upon request of the Company and delivery to the Warrant Agent of the same Officers' Certificate and Opinion of Counsel as required under Section 1.2 of the Unit Agreement, the Warrant Agent shall authenticate and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          (d) The Warrant Agent shall deposit all funds received by it in connection with a Cash Payment of the Exercise Price into the account of the Company maintained with it for such purpose, and shall notify the Company by telephone by 5:00 p.m., New York time, of each day on which a Cash Payment of the Exercise Price for Warrants has been so deposited of the amount of such deposit into its account. The Warrant Agent shall promptly confirm such notice in writing to the Company.

          (e) The Warrant Agent shall, from time to time, as promptly as practicable following written request of the Company or an exercise of Warrants, advise the Company of (i) the number of Warrants exercised as provided herein,
(ii) the instructions of each Holder with respect to delivery of the Common Stock to which such Holder is entitled upon such exercise, and (iii) such other information as the Company shall reasonably request in writing. Such notice may be given by telephone to be promptly confirmed in writing.

          (f) The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrants or to the issuance of Common Stock to the registered Holder of such Warrants upon exercise thereof; provided, however, that such Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock; and in the event that any such transfer is involved, the Company shall not be required to issue any Common Stock and such Holder's purchase of the Common Stock issued upon the exercise of such Holder's Warrant shall not be deemed to have been consummated until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

          (g) Notwithstanding anything contained herein or elsewhere to the contrary: any Clearing Agency Participant shall have the right, power, and authority to exercise a Warrant as if such Clearing Agency Participant were the Holder of a Warrant, the Warrant Agent shall have the power and authority to and be permitted to, and is hereby authorized, empowered, and permitted to, in connection with the exercise of a Warrant, in addition to following the procedures set forth in this Warrant Agreement with respect to the exercise of a Warrant, treat a Clearing Agency Participant as if such Clearing Agency Participant were the Holder of a Warrant for all purposes, including, without limitation, by (i) giving effect to any notice, certification, direction, election (including, without limitation, a form of election to purchase set forth on the reverse side of a Warrant Certificate), or other communication delivered to the Warrant Agent by or on behalf of a Clearing Agency Participant as if such notice, certification, direction, election, or other communication were delivered to the Warrant Agent by or on behalf of the Holder of a Warrant,
(ii) accepting and otherwise handling funds (including any Cash Payment) received by the Warrant Agent from or on behalf of a Clearing Agency
Participant as if such Clearing Agency Participant were the Holder of a Warrant, and (iii) deliver notices, documents, and other communications to and otherwise communicate with a Clearing Agency Participant as if such Clearing Agency Participant were the Holder of a Warrant, and in no event shall the Warrant Agent be personally liable for any action taken or omitted to be taken in reliance upon this Section 3.2(g).

          Section 3.3 Redemption of Warrants.

          (a) Subject to satisfaction of the Redemption Conditions, the Company shall redeem the Warrants on the Redemption Date for cash in an amount equal to $(.) minus the Accreted Value of the Preferred Securities as of the end of the Business Day preceding the Remarketing Date in accordance with Section 3.4.

          (b) A Holder may elect to exercise a Warrant in lieu of Redemption, if
(i) such Warrant is held pursuant to the Unit Agreement, by written notice given to the Warrant Agent and the Unit Agent as provided in the Unit Agreement; or
(ii) such Warrant is not held pursuant to the Unit Agreement, by written notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York time, on the Business Day prior to the related Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

          (c) If a Holder elects to exercise a Warrant pursuant to Section 3.3(b) above, then such Holder shall tender the Exercise Price for such Warrant as a Cash Payment, and shall follow the procedures set forth in Section 3.2; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant shall be deemed to have been paid by a Remarketing Payment, and the Remarketing Agent will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.

          (d) Notice of a Failed Remarketing shall be deemed to constitute a withdrawal of each previously delivered election to exercise Warrants involving payment of the Exercise Price by a Remarketing Payment on the related Remarketing Settlement Date. Following any such withdrawal a holder may still elect to exercise its Warrants in accordance with the procedures specified in
Section 3.6 of the Unit Agreement and in this Warrant Agreement.

          (e) Any Warrant redeemed or exercised pursuant to the provisions of this Section shall, upon such redemption or exercise, cease to be outstanding.

          (f) If a Redemption cannot occur because of an inability to satisfy the Redemption Conditions, the Company shall promptly notify in writing the Warrant Agent and each Holder at its address specified in the Warrant Register thereof. Such event shall not constitute a default under this Agreement so long as the Company is exercising its best efforts to satisfy the Redemption Conditions and is not otherwise in violation of this Agreement including the provisions of Article VII hereof and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.

          Section 3.4 Redemption Procedures.

          (a) The Company shall, contemporaneously with the giving of notice of Remarketing pursuant to Section 6.6 of the Declaration, furnish written notice of Redemption to the Warrant Agent, which shall promptly furnish notice of such Redemption to Holders of Definitive Warrants, and the Company shall request, not less than three nor more than 18 business days prior to the Remarketing Date, that DTC notify its participants holding Warrants of the Remarketing. The Company shall cause notice of such redemption to be published in a newspaper of general circulation in New York City, five Business Days prior to the Redemption Date.

          (b) If the Company gives a notice of Redemption of the Warrants, then by 12:00 noon, New York time, on the Redemption Date, the Company shall deposit irrevocably with DTC consideration sufficient to pay the applicable Warrant Value for all Book-Entry Warrants other than Warrants held by persons electing to exercise their Warrants in lieu of a Redemption. If any Warrants are not represented by one or more Global Certificates, the Company shall irrevocably deposit with the Warrant Agent consideration sufficient to pay the applicable Warrant Value, and shall give the Warrant Agent irrevocable written instructions and authority to pay the applicable Warrant Value to the related Holders upon surrender of the related Warrant Certificates.

          (c) If notice of Redemption shall have been given and consideration deposited or paid as required hereby, then, immediately prior to 5:00 p.m., New York time, on the Redemption Date, all rights of Holders shall cease, except the right of Holders to receive the applicable Warrant Value or Common Stock if the related Holder elected to exercise such Holder's Warrant on or prior to 5:00 p.m., New York time, on the Redemption Date, and the Warrants shall cease to be outstanding.

          (d) Notwithstanding anything herein to the contrary, and subject to applicable law, the Company and its subsidiaries may at any time, and from time to time, purchase outstanding Warrants by tender, in the open market or by private agreement.

          (e) The Company may not redeem the Warrants without the prior approval of the Federal Reserve.

                                   ARTICLE IV

                            ANTI-DILUTION PROVISIONS

          Section 4.1 Warrant Adjustments. The Exercise Amount shall be subject to adjustments, calculated by the Company (written notice of which promptly shall be provided to the Warrant Agent as provided in Section 4.4, until receipt of which the Warrant Agent shall be fully protected in assuming that no adjustment has been made), from time to time as follows:

          (a) Dividends and Distributions. In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Amount in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Exercise Amount by a fraction,

          (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution, and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Exercise Amount shall again be adjusted to the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

          (b) Stock Splits. In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) Issuance of Rights or Warrants. In case the Company shall issue rights or warrants (other than any rights or warrants referred to in paragraph
(d) below) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share (or having a conversion or exchange price per share) less than the Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exercise Amount shall be adjusted so that the same shall equal the amount determined by multiplying the Exercise Amount in effect at the opening of business on the date after such Record Date by a fraction:

          (i) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable), and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) would purchase at such Market Price.

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible or exchangeable into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Exercise Amount shall be readjusted to the Exercise Amount which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible or exchangeable into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

          (d) Other Dividends and Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company other than any dividends or distributions to which paragraph (a) above applies or evidences of its indebtedness, cash or other assets, including securities, but excluding (i) any rights or warrants referred to in paragraph (c) above, (ii) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.2 hereof applies and (iii) dividends and distributions paid exclusively in cash, then, in each such case, subject to the second succeeding paragraph of this paragraph
(d), the Exercise Amount shall be increased so that the same shall be equal to the amount determined by multiplying the Exercise Amount in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

          (i) the numerator of which shall be the Market Price on such date plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock determined on the basis of the number of shares of the Common Stock outstanding on the Record Date, and

          (ii)  the denominator of which shall be such Market Price.

          (iii) Such increase shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then Fair Market Value as so determined of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise of a Warrant the amount of securities such Holder would have received had such Holder exercised such Warrant immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

          If the Board of Directors determines the Fair Market Value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Market Price pursuant to paragraph (g) below to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

          In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of Trading Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the then current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the then current Market Price shall mean the Trading Price for the Common Stock on the same Trading Day.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

          (i)   are deemed to be transferred with such shares of Common Stock;

          (ii)  are not exercisable;

          (iii) are also issued in respect of future issuances of Common Stock; and

          (iv) shall be deemed not to have been distributed for purposes of this paragraph (d) (and no adjustment to the Exercise Amount under this paragraph (d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exercise Amount under this paragraph (d):

               (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Amount shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants assuming such holder had retained such rights or warrants, made to all holders of Common Stock as of the date of such redemption or repurchase, and

               (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Exercise Amount shall be readjusted as if such rights and warrants had never been issued.

          For purposes of this paragraph (d) and paragraphs (a), (b) and (c), any dividend or distribution to which this paragraph (d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which paragraph (c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which paragraph (c) applies (or any combination thereof), shall be deemed instead to be:

          (I) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which paragraphs (a), (b) and (c) above apply, respectively and any Exercise Amount increase required by this paragraph (d) with respect to such dividend or distribution shall then be made, immediately followed by,

          (II) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants and any further Exercise Amount increase required by paragraphs (a), (b) and (c) with respect to such dividend or distribution shall then be made, except:

               (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of paragraph (a) above, (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of paragraph (b) above, and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of paragraph (c) above, and

               (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) above and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

          (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.2 hereof applies or as part of a distribution referred to in paragraph (d) hereof), in an aggregate amount that, combined together with:

          (i) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (e) has been made, and

          (ii) the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to paragraph (f) below has been made, exceeds 10% of the product of (A) the Market Price (determined as provided in paragraph (g) below) on the Record Date with respect to such distribution times
(B) the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Exercise Amount shall be increased so that the same shall equal the amount determined by multiplying the Exercise Amount in effect immediately prior to the close of business on such Record Date by a fraction:

          (i) the numerator of which shall be equal to the Market Price on such Record Date, and

          (ii) the denominator of which shall be equal to the Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date.

However, in the event that the then Fair Market Value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise of a Warrant the amount of cash such Holder would have received had such Holder exercised such Warrant immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

          (f) Tender Offers. In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

          (i) the aggregate of the cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made, and

          (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) has been made, exceeds 10% of the product of (A) the Market Price (determined as provided in paragraph (g) below) as of the last time (the "Tender Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times
(B) the number of shares of Common Stock outstanding (including any tendered shares) on the Tender Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Tender Expiration Time, the Exercise Amount shall be adjusted so that the same shall equal the amount determined by multiplying the Exercise Amount in effect immediately prior to close of business on the date of the Tender Expiration Time by a fraction:

          (A) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Tender Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and

          (B) the denominator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Tender Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such tender offer had not been made. If the application of this paragraph (f) to any tender offer would result in a decrease in the Exercise Amount, no adjustment shall be made for such tender offer under this paragraph (f).

          (g) Notwithstanding the foregoing, whenever successive adjustments to the Exercise Amount are called for pursuant to this Section 4.1, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.1 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          (h) The Company may make such reductions in the Exercise Price as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall give to the Warrant Agent and each Holder at the address of such Holder as it appears in the Warrant Register a written notice of the reduction at least 15 days prior to the date the reduced Exercise Price takes effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect.

          (i) Notwithstanding anything to the contrary in this Section 4.1, no adjustment in the Exercise Amount shall be required unless such adjustment would require an increase or decrease of at least 1% in such amount; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made by the Company and shall be made to the nearest cent or to the nearest (.) of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (j) In any case in which this Section provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to any Holder of a Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 3.2(b) hereof.

          (k) For purposes of this Section, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Warrant is exercised, the Holder who exercises such Warrant after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of exercise) to the shares of Common Stock received upon such exercise; provided, however, that an adjustment shall be made to the Exercise Amount pursuant to paragraph (c) above as if the rights were being distributed to all holders of the Company's outstanding shares of Common Stock immediately prior to such exercise. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Exercise Amount, on an equitable basis, to take account of such event.

          Section 4.2 Merger, Consolidation, Sale, Transfer or Conveyance

          (a) If any of following events occur, namely:

          (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

          (ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

          (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing Person, as the case may be, shall execute with the Warrant Agent an amendment to this Warrant Agreement providing that the Warrants shall, upon exercise, entitle the Holder thereof to the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Warrants been exercised immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance; provided, however, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares. Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such amendment shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

          The Company shall cause notice of the execution of such amendment to be mailed to each Holder, at the address of such Holder as it appears on the Warrant Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

          The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

          If this Section applies to any event or occurrence, Section 4.1 hereof shall not apply.

          Section 4.3 Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the rights of the Holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of

Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in their good faith opinion, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Exercise Amount of any Warrant.

          Section 4.4 Notice of Adjustment. Whenever the Exercise Amount is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 4.1(h) for which the notice required by such paragraph has been provided), the Company shall promptly deliver to the Warrant Agent an Officers' Certificate setting forth the adjusted Exercise Amount and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Exercise Amount has been adjusted and setting forth the adjusted Exercise Amount and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Warrant Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

          Section 4.5 Notice of Certain Transactions. In case at any time after the date hereof:

          (a) the Company shall declare a dividend or any other distribution on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

          (c) there shall occur any reclassification of the Common Stock of the Company other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value, or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

          (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be delivered to the corporate trust office of the Warrant Agent, and shall cause to be provided to the Warrant Agent and all Holders in accordance with Section 8.2 hereof, at least 20 days (or in any case specified in paragraph (a) or (b) above, 10 days) prior to the applicable record or effective date hereinafter specified, a written notice stating:

          (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

          (ii) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up, provided, however, that such notice shall not be required to the extent that, with respect to clause (i) above, the Company shall have given prior notice of such action to the national securities exchange, if any, which is the principal trading market for the Company in common stock at the time, in accordance with the rules of such exchange, and for purposes of this requirement, the National Market of the Nasdaq Stock Market shall be considered a national securities exchange; and with respect to clause (ii) above, the Company shall have distributed generally to the holder of its common stock a proxy or information statement with respect to such transaction in accordance with the time requirements under applicable state and federal law, or filed the information required in the notice under this Section 4.5 in a Form 10-K, Form 10-Q or Form 8-K, or equivalent form, with the Securities and Exchange Commission.

          Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section.

          Section 4.6 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Amount as is stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                    ARTICLE V

                        EXCHANGE AND TRANSFER OF WARRANTS

          Section 5.1 Warrant Register; Exchange and Transfer of Warrants.

          (a) The Warrant Agent shall maintain, at its corporate trust office, a register (the "Warrant Register") in which, upon the issuance of the Warrants, and subject to such reasonable regulations as the Warrant Agent may prescribe, it shall register Warrant Certificates and exchanges and transfers thereof (including in connection with any change by a Holder from holding a Warrant pursuant to the Unit Agreement to not holding such Warrant pursuant to the Unit Agreement). The Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

          (b) The Warrant Certificates shall be issued in registered form only and shall be transferable only upon surrender thereof for registration of transfer. When a Warrant Certificate is presented to the Warrant Agent with a request to register a transfer thereof, the Warrant Agent shall register such transfer as requested.

          (c) Except as provided in the following sentence, upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates may be exchanged for one or more other Warrant Certificates evidencing the same aggregate number of Warrants of the same tenor, or may be transferred in whole or in part. A Warrant Certificate evidencing Warrants that are then held pursuant to the Unit Agreement may be exchanged or transferred prior to the date such Warrant is not held pursuant to the Unit Agreement only pursuant to and in accordance with the Unit Agreement. A transfer shall be registered upon surrender of a Warrant Certificate to the Warrant Agent at its corporate trust office for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (c) a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee. Whenever a Warrant Certificate is surrendered for exchange or transfer, the Company shall execute, and upon request of the Company and delivery to the Warrant Agent of the same Officers' Certificate and Opinion of Counsel as required under Section 1.2 of the Unit Agreement, the Warrant Agent shall authenticate and deliver to the person or persons entitled thereto, one or more Warrant Certificates, as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of a Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificate surrendered for such exchange or transfer. No service charge shall be made for any exchange or transfer of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 3.2(f) hereof.

          (d) As noted in Section 2.2, the Global Warrant shall represent such of the outstanding Warrants as shall be specified in the "Schedule of Increases or Decreases in Global Certificate" attached thereto or otherwise in accordance with the Applicable Procedures, initially equal to zero Warrants. At any time after issuance, the Preferred Security and Warrant components of any Unit may be transferred separately. In the event of any separation of the components of a Unit, the Unit Agreement provides (i) if such Unit is represented by a definitive certificate, the holder shall present such definitive certificate to the Unit Agent for cancellation and the Unit Agent shall deliver the Warrant component of such Unit to the Warrant Agent with an instruction for it to authenticate and deliver to, or upon the instruction of, such holder a Warrant not held pursuant to the Unit Agreement, bearing the separate CUSIP number assigned to the Warrant (and not the Unit) and (ii) if such Unit is represented by the Global Unit Certificate, the Unit Agent will make the necessary adjustment to the "Schedule of Increases or Decreases in Global Certificate" attached to the Global Unit Certificate or otherwise comply with the Applicable Procedures to reduce the amount of Units represented thereby and will instruct the Warrant Agent to effect a corresponding increase in the Warrants represented by the Global Warrant and bearing a separate CUSIP number. The Warrant Agent shall make such other necessary adjustments to the Global Warrant consistent with the terms of this agreement to reflect the appropriate number of Warrants represented thereby.

          Once not held pursuant to the Unit Agreement, the Preferred Security and Warrant components of a Unit may at a later time be held pursuant to the Unit Agreement. In the event a holder of a Preferred Security and a Holder of a Warrant desire to cause such Preferred Security and Warrant to once again be held pursuant to the Unit Agreement, (i) if the constituent components are represented by definitive certificates, the holder shall present along with a written notice thereof (x) the Preferred Security to the Property Trustee and
(y) the Warrant to the Warrant Agent, in each case for cancellation and the Property Trustee and the Warrant Agent shall so notify the Unit Agent, who shall in turn so notify the Company and the Trust, which under the Unit Agreement shall cause to be issued and delivered to, or upon the instruction of, such holder a Unit certificate bearing the separate CUSIP number assigned to the Units and (ii) if the constituent components are represented by global certificates, each of the Property Trustee and the Warrant Agent shall make the necessary adjustment to their respective global certificates or otherwise comply with the Applicable Procedures to reduce the amount of Preferred Securities and Warrants, respectively, represented thereby and shall instruct the Unit Agent to effect a corresponding increase in the Units represented by the Global Unit Certificate bearing a separate CUSIP number. The Warrant Agent shall make such other necessary adjustments to the Global Warrant consistent with the terms of this Agreement to reflect the appropriate number of Warrants represented thereby.

          Section 5.2 Treatment of Holders of Warrant Certificates. At all such times as any Warrant is held pursuant to the Unit Agreement, the Company, the Warrant Agent and all other Persons may treat the Holder of the related Unit as the Holder of the Warrant Certificate evidencing such Warrant for any purpose and as the Person entitled to exercise the rights relating to such Warrant and Warrant Certificate, any notice to the contrary notwithstanding. After the date that a Warrant is no longer held pursuant to the Unit Agreement and prior to due presentment of the related Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute Holder thereof for any purpose and as the Person entitled to exercise the rights relating to such Warrant and Warrant Certificate, any notice to the contrary notwithstanding.

          Section 5.3 Cancellation of Warrant Certificates. In the event that the Company shall purchase, redeem or otherwise acquire any Warrants after the issuance thereof pursuant to the terms of this Warrant Agreement, the Warrant Certificate or Warrant Certificates evidencing such Warrants shall thereupon be delivered to the Warrant Agent and upon written direction of the Company shall be canceled by it. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or for exchange or transfer. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company; provided, however, that the Warrant Agent shall not be required to destroy the Warrant Certificates.

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

          Section 6.1 Warrant Agent. The Company hereby appoints Wilmington Trust Company as Warrant Agent, upon the terms and subject to the conditions set forth herein, and Wilmington Trust Company hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby, and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

          Section 6.2 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

          (a) Compensation and Indemnification. The Company agrees to promptly pay the Warrant Agent in its individual capacity the compensation as agreed to in writing from time to time by the Company and the Warrant Agent, and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent in its individual capacity for, and to defend and hold it harmless against, any loss, claim, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) to the extent incurred without negligence or bad faith on the part of the Warrant Agent arising out of or in connection with this Warrant Agreement, the Warrant, or its appointment, status or service as Warrant Agent hereunder.

          (b) Agent for the Company. In acting under this Warrant Agreement and in connection with any Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

          (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (d) Documents. The Warrant Agent shall be fully protected and shall incur no personal liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by an appropriate Person.

          (e) Officer's Certificate. Whenever in the performance of its duties hereunder the Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, require and conclusively rely upon a certificate signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, an Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company delivered by the Company to the Warrant Agent.

          (f) Actions Through Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

          (g) Certain Transactions. The Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Warrant, with the same rights that he, she or it would have if it were not the Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depository, trustee or agent for, any committee or body of holders of Common Stock or other obligations of the Company as if it were not the Warrant Agent.

          (h) No Liability For Interest. The Warrant Agent shall not be personally liable for interest on any monies at any time received by it pursuant to any of the provisions of this Warrant Agreement or of the Warrant Certificates, except as otherwise agreed with the Company.

          (i) No Liability For Invalidity. The Warrant Agent shall incur no personal liability with respect to the validity of this Warrant Agreement except as to the due execution hereof by the Warrant Agent or the authentication by the Warrant Agent of any Warrant Certificate.

          (j) No Responsibility For Company Representations. The Warrant Agent shall not be personally responsible for any of the recitals or representations contained herein (except as to representations expressly made by the Warrant Agent) or in any Warrant Certificate (except as to the Warrant Agent's authentication on such Warrant Certificate), all of which recitals and representations are made solely by the Company.

          (k) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically required under this Warrant Agreement to be performed by the Warrant Agent, and no other duties or obligations shall be implied. The Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the issuance or exercise of Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.2 hereof, to make any demand upon the Company.

          (l) No Liability for Calculations by Calculation Agent. The Warrant Agent shall be entitled to conclusively rely upon any determination by the Calculation Agent under the Calculation Agency Agreement, dated as of (.), (.), between the Company and Wilmington Trust Company, as calculation agent (the "Calculation Agent"), of the Accreted Value or Discount relating to the Preferred Securities and shall not incur any personal liability to the Company or any Holder relating to inaccuracies in calculating such Accreted Value or Discount.

          Section 6.3 Resignation and Removal; Appointment of Successor.

          (a) The Company agrees, for the benefit of the Holders of the Warrants, that there shall at all times be a Warrant Agent hereunder until all Warrants have expired.

          (b) The Warrant Agent may at any time resign as such by giving written notice to the Company, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 30 days after the date on which such notice is given unless the Company agrees to accept a shorter notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the provisions of this paragraph (b), such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under the laws of such jurisdiction to exercise corporate trust powers and having at the time of its appointment as Warrant Agent a combined capital and surplus (as set forth in its most recent published report of financial condition) of at least $50,000,000) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and has not accepted its duties within 30 days of the Warrant Agent's notice of resignation or receipt of notice of removal, the Warrant Agent at the expense of the Company may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligations of the Company under Section 6.2(a) shall continue to the extent set forth therein notwithstanding termination of this Agreement or the resignation or removal of the Warrant Agent.

          (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended or under any other applicable federal or state bankruptcy law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Any Person into which the Warrant Agent hereunder may be merged or converted or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Warrant Agent, provided, however, that such Person shall be qualified as aforesaid, shall be the successor Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          Section 6.4 Compliance With Applicable Laws. The Warrant Agent agrees to comply with the provisions of United States federal income tax laws imposing obligations on it regarding information reporting and backup withholding.

          Section 6.5 Office. The Company will maintain an office or agency where Warrant Certificates may be presented for exchange, transfer or exercise. The office initially designated for this purpose shall be the corporate trust office of the Warrant Agent at its address set forth in Section 8.2.

                                   ARTICLE VII

                                    COVENANTS

          Section 7.1 Financial Statements and Reports of the Company. The Company agrees (a) to provide to each Holder, without cost to such Holder, copies of the annual and quarterly reports and documents that the Company files with the Commission (to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act) or that the Company would be required to file were it subject to Section 13 or 15 of the Exchange Act, within 15 days after the date of such filing or the date on which the Company would be required to file such reports or documents, and all such annual or quarterly reports shall include the geographic segment financial information as has heretofore been disclosed by the Company in its public filings with the Commission, and (b) if filing such reports and documents is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's expense copies of such reports and documents to any prospective Holder promptly upon request.

          Delivery of any such reports, information and documents to the Warrant Agent shall be for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers' Certificates).

          Section 7.2 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

          Section 7.3 Governmental Approvals. The Company shall from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the trading market, if any, on which the Warrants may be listed or authorized for trading from time to time and will make all filings under the federal and state securities laws (including without limitation the Securities Act), as may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants and Warrant Certificates, the exercise of the Warrants and the issuance, sale and delivery of the Common Stock issued upon the exercise of the Warrants.

          Section 7.4 Satisfaction of Exercise Conditions. Subject to Section 3.3(e), the Company shall at all times exercise its best efforts to satisfy or cause to be satisfied the Exercise Conditions. In connection therewith, the Company shall exercise its best efforts to (a) prior to the exercise of any Warrant (whether in connection with a Redemption or otherwise), furnish the Warrant Agent with sufficient copies of a then-current prospectus relating to the Common Stock deliverable upon exercise of any outstanding Warrants (and the Warrant Agent, upon receipt thereof, if any, shall deliver, at the expense of the Company, the same to exercising Holders), (b) cause the related registration statement to be effective until the expiration of all Warrants, and (c) otherwise cause to be satisfied the Exercise Conditions.

          Section 7.5 Reservation of Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times, until the Warrants have expired, reserve such number of authorized shares as shall be required for such purpose. All Common Stock issued upon exercise of Warrants shall, and the Company covenants that it will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 Supplements and Amendments.

          (a) The Company and Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval or consent of any Holder in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or (iii) to make any other provision in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders. Every Holder of Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interest of the Holders, the Company shall give notice thereof, as provided in Section 8.2 hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

          (b) The Company and the Warrant Agent may modify or amend this Warrant Agreement and the Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then-outstanding unexercised Warrants, for any purpose; provided, however, that no such modification or amendment that
(i) changes the Exercise Price of the Warrants other than in accordance with
Section 4.1(h), (ii) reduces the Exercise Amount other than in accordance with
Article IV, (iii) accelerates the Expiration Date of the Warrants, or (iv) reduces the percentage of outstanding unexercised Warrants the consent of the Holders of which is required hereunder for modification or amendment of this Warrant Agreement or the Warrants, may be made without the consent of each Holder.

          (c) In connection with any amendment or supplement to this Warrant Agreement, the Warrant Agent shall receive, at the expense of the Company, and be fully protected in relying upon, (i) an Officers' Certificate from the Company that such amendment or supplement is permitted by, and conforms to, the terms of this Warrant Agreement, and (ii) an Opinion of Counsel (which may be counsel to the Company) that such amendment or supplement is permitted by, and conforms to, the terms of this Warrant Agreement and the Warrants and that all conditions, precedent, if any, in this Warrant Agreement to the execution and delivery of such amendment or supplement have been satisfied.

          Section 8.2 Addresses for Notices. Any communications from the Company to the Warrant Agent with respect to this Warrant Agreement shall be addressed to Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590, Attention: Chief Executive Officer (with a copy to the Secretary); or such other addresses as shall be specified in writing by the Warrant Agent or by the Company, as the case may be.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 8.3 Governing Law. This Warrant Agreement and the Warrant Certificates shall be governed by the laws of the State of New York.

          Section 8.4 Persons Having Rights Under Warrant Agreement. Nothing in this Warrant Agreement, express or implied, and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the Holders.

          Section 8.5 Headings. The descriptive headings of the several Articles and Sections and the Table of Contents of this Warrant Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 8.6 Counterparts. This Warrant Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

          Section 8.7 Inspection of Agreement. A copy of this Warrant Agreement shall be available at all reasonable times, upon written request and reasonable advance notice to the Warrant Agent, at the principal corporate trust office of the Warrant Agent, for inspection by the Holders of Warrants.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

                                        New York Community Bancorp, Inc.

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           Wilmington Trust Company,  as Warrant
                                           Agent


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                             SIGNATURE PAGE TO WARRANT AGREEMENT

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

[To be inserted in Global Warrants only:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF A WARRANT TO PURCHASE (.) SHARES (SUBJECT TO ANTI-DILUTION ADJUSTMENTS) OF COMMON STOCK OF NEW YORK COMMUNITY BANCORP, INC. (THE "COMPANY") AT THE EXERCISE PRICE SET FORTH IN THE BELOW-REFERENCED WARRANT AGREEMENT AND A PREFERRED SECURITY OF NEW YORK COMMUNITY CAPITAL TRUST (.) (THE "TRUST"). THE WARRANTS AND THE PREFERRED SECURITIES MAY BE SEPARATED AND TRANSFERRED SEPARATELY, AND RE-ATTACHED, IN ACCORDANCE WITH THE PROVISIONS OF THE UNIT AGREEMENT, DATED AS OF (.), (.), AMONG THE COMPANY, THE TRUST AND WILMINGTON TRUST COMPANY, AS UNIT AGENT, WARRANT AGENT AND PROPERTY TRUSTEE (THE "UNIT AGREEMENT").

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE WARRANT AGREEMENT REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR SUCH NOMINEE) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF SUCH DEPOSITARY OR SUCH A NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS NOMINEE), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.: [ ]  CUSIP No: (.)
Number of Warrants set forth on Schedule A hereto

                        WARRANTS TO PURCHASE COMMON STOCK
                       OF NEW YORK COMMUNITY BANCORP, INC.

     THIS CERTIFIES THAT         , or its registered assigns, is the registered
                         --------
holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from New York Community Bancorp, Inc., a Delaware corporation (the "Company"), (.) shares (subject to certain adjustments as set forth in the Warrant Agreement) of common stock of the Company (the "Common Stock") at the Exercise Price. This Warrant Certificate shall terminate and become void, and the related Warrants shall expire, as of 5:00 p.m., New York time, on the earlier of (i) (.), (.), subject to certain exceptions or (ii) the date the Warrants are redeemed by the Company pursuant to the terms of the Warrant Agreement, as described below (the "Expiration Date"), or upon the earlier exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of (.), (.) (the "Warrant Agreement"), between the Company and Wilmington Trust Company, as warrant agent (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement) and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request and reasonable advance notice to the Warrant Agent at its address for notices specified in the Warrant Agreement.

          Subject to redemption as described below, the Holder of this Warrant Certificate shall have the right, prior to the Expiration Date, at such Holder's option, to exercise the related Warrant and purchase the Exercise Amount (subject to certain adjustments set forth in the Warrant Agreement) of Common Stock at the Exercise Price; provided that the Exercise Conditions are met as of such date. If the Warrant evidenced by this Warrant Certificate is not exercised at or before 5:00 p.m., New York time, on its Expiration Date, such Warrant shall become void, and all rights of the Holder of this Warrant Certificate hereunder and under the Warrant Agreement shall cease. The Warrant or Warrants evidenced by this Warrant Certificate may be exercised by giving written notice to the Warrant Agent no later than 5:00 p.m., New York time, on the Business Day preceding the proposed date of exercise of such Warrants and completing the form of election to purchase set forth on the reverse hereof, and delivering the same, together with this Warrant Certificate (if this Warrant Certificate shall then be held in definitive form), to the Warrant Agent no later than 5:00 p.m., New York time, on the date of such exercise, together with a Cash Payment (unless, in accordance with the Warrant Agreement, a Remarketing Payment is to be made). In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

          On the date of exercise of the Warrant or Warrants evidenced by this Warrant Certificate, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder hereof, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which this Warrant Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued.

          Notwithstanding anything to the contrary in this Warrant Certificate or in the Warrant Agreement, (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Common Stock issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder's Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price multiplied by the related fraction of Common Stock for such fractional shares, computed to the nearest whole cent.

          If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          The "Exercise Conditions" require that, with respect to any Warrant on any date on which such Warrant is or is proposed to be exercised by the Holder thereof, (i) a registration statement covering the issuance and sale of Common Stock to Holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or such issuance and sale shall be exempt from the registration requirements of the Securities Act, (ii) the shares of Common Stock shall be registered, qualified or deemed to be exempt under the securities laws of the state of residence of such Holder and (iii) a then-current prospectus shall be available for delivery to exercising holders of the Warrants.

          As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants is subject to an anti-dilution adjustment upon the happening of certain events. The Warrant Agreement also provides for certain adjustments and/or distributions in the event of certain events relating to a merger or combination of the Company, and similar events.

          Subject to satisfaction of the Exercise Conditions and certain other conditions, the Company may elect to cause a remarketing of the Preferred Securities and a contemporaneous redemption of the Warrants on the Redemption Date, for cash, in an amount equal to the Warrant Value, in accordance with the Warrant Agreement and related agreements.

          A Holder may elect to exercise a Warrant in lieu of Redemption, if (A) such Warrant is held pursuant to the Unit Agreement by notice given to the Warrant Agent and the Unit Agent as provided in the Unit Agreement; or (B) such Warrant is not held pursuant to the Unit Agreement, by notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York time, on the Business Day prior to the related Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

          If a Holder elects or is deemed to have elected to exercise a Warrant pursuant to the preceding paragraph, then such Holder must tender the Exercise Price for such Warrant as a Cash Payment, and must follow certain procedures set forth in the Warrant Agreement; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such

Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant will be deemed to have been paid by a Remarketing Payment, and the Remarketing Agent will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.

          Any Warrant so redeemed or exercised will, upon such redemption or exercise, cease to be outstanding.

          If a Redemption cannot occur because of an inability, following the Company's best efforts, to satisfy the Redemption Conditions, the Company will promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event will not constitute a default under the Warrant Agreement so long as the Company is not otherwise in violation thereof; and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.

          The Company will, contemporaneously with the giving of notice of Remarketing pursuant to the Declaration, furnish notice of Redemption to the Warrant Agent, which will, within two (2) Business Days after receipt thereof, furnish notice of such Redemption to Holders of Definitive Warrants, and the Company will request, not later than three nor more than 18 business days prior to the Remarketing Date, that the Depositary notify its participants holding Warrants of the Remarketing.

          The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Common Stock.

          This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants, in accordance with the Warrant Agreement.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

          The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          Neither this Warrant Certificate, nor the Warrant evidenced hereby, entitles the Holder hereof to any of the rights of a shareholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          The internal laws of the State of New York shall govern and be used to construe this Warrant without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                        NEW YORK COMMUNITY BANCORP, INC.


                                           By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

DATED:

                          Certificate of Authentication

This Warrant Certificate is one of the Warrant Certificates issued pursuant to the Warrant Agreement described herein.


WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as Warrant Agent


By:
    ---------------------------------
    Authorized Signatory

                        [REVERSE OF WARRANT CERTIFICATE]

                    FORM OF ELECTION TO PURCHASE COMMON STOCK

                 (to be executed only upon exercise of Warrants)

                        NEW YORK COMMUNITY BANCORP, INC.

          The undersigned hereby irrevocably elects to exercise ________
Warrants at an Exercise Price of $    per Warrant to acquire the Exercise Amount
                                  ---
(as determined pursuant to the Warrant Agreement) per Warrant of Common Stock of New York Community Bancorp, Inc. on the terms and conditions specified within this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein and directs that the shares of Common Stock deliverable upon such exercise be registered or placed in the name and at the address specified below and delivered thereto.

          The signature below must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Dated:

                                        ----------------------------------------
                                        Signature of Holder

                                        ----------------------------------------
                                        Street Address

                                        ----------------------------------------
                                        (City) (State)             (Zip Code)

                                        Signature Guaranteed by:


                                        -----------------------------
                                        (Signature must be guaranteed by an
                                        eligible guarantor institution (banks,
                                        stock brokers, savings and loan
                                        associations and credit unions) with
                                        membership in an approved guarantee
                                        medallion program pursuant to Securities
                                        Exchange Commission Rule 17Ad-5)


     Common Stock to be issued to:

     Please insert social security or identifying number:
                                                          ----------------------
     Name:
           ---------------------------------------------------------------------

     Street Address:
                     -----------------------------------------------------------

     City, State and Zip Code:
                               -------------------------------------------------

     Any unexercised Warrants represented by the Warrant Certificate to be issued to:

     Please insert social security or identifying number:
                                                          ----------------------

     Name:
           ---------------------------------------------------------------------

     Street Address:
                     -----------------------------------------------------------

     City, State and Zip Code:
                               -------------------------------------------------

                     [To Be Attached To Global Certificates]

                                                                      SCHEDULE A

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

          This Global Certificate shall represent             Warrants unless
                                                  -----------
          otherwise indicated below.

The following increases or decreases in this Global Certificate have been made:

                                                                 Number of Warrants
                                       Amount of increase in      evidenced by the
       Amount of decrease in Number      Number of Warrants      Global Certificate       Signature of
       of Warrants evidenced by the   evidenced by the Global      following such      authorized officer
Date        Global Certificate              Certificate         decrease or increase        of Agent
----   ----------------------------   -----------------------   --------------------   ------------------

                                       B-1